UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

Vistaprint N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8 Venlo The Netherlands		5928 LW
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 31 77 850 7700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2012, Vistaprint N.V., Vistaprint USA, Incorporated (collectively “Vistaprint”), and Wendy Cebula entered into a Transition Agreement dated June 29, 2012 (the “Cebula Transition Agreement”) providing for Ms. Cebula’s resignation from the position of Chief Operating Officer and her transition to a new part-time role with Vistaprint. Under Cebula Transition Agreement, beginning September 8, 2012, Vistaprint will pay Ms. Cebula an amount calculated based on the hours she works in her new role in lieu of her previous salary. In addition, under the Cebula Transition Agreement, on September 7, 2012, Ms. Cebula’s share options and restricted share units will cease vesting, and all of her restricted share units that are unvested on that date will expire and be forfeited. Ms. Cebula’s share options that are vested as of September 7, 2012 will remain in effect during her part-time employment, until the earlier of three months after Ms. Cebula ceases to be an eligible participant under Vistaprint’s equity incentive plans or the end of each option’s original term.

On June 29, 2012, Vistaprint and Nicholas Ruotolo entered into a Transition Agreement dated June 28, 2012 (the “Ruotolo Transition Agreement”) providing for Mr. Ruotolo’s ceasing to be a full-time employee, resigning from the position of President, Vistaprint Europe, and transitioning to a new part-time role with Vistaprint. Under the Ruotolo Transition Agreement, Vistaprint will pay Mr. Ruotolo a monthly stipend through December 31, 2012, in lieu of his previous salary. In addition, under the Ruotolo Transition Agreement, Mr. Ruotolo is entitled to receive severance payments equal to $735,000 in the aggregate, a lump sum payment of $346,413 in satisfaction of all expatriate allowances and reimbursements and repatriation benefits that he otherwise would have received under his Assignment Extension Agreement with Vistaprint, and acceleration of the vesting of his restricted share units that would have vested between July 1, 2012 and December 31, 2013. On June 30, 2012, Mr. Ruotolo’s share options ceased vesting, and all of his unaccelerated and unvested restricted share units expired and were forfeited. Mr. Ruotolo’s share options that are vested as of June 30, 2012 will remain in effect until the earlier of September 30, 2012 or the end of each option’s original term.

Vistaprint previously disclosed the resignations of Ms. Cebula and Mr. Ruotolo in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2012, which Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2012	VISTAPRINT N.V.

	By:	/s/ Michael C. Greiner
Michael C. Greiner
Vice President and Chief Accounting Officer